EXHIBIT 10.18


                        FIFTH AMENDMENT TO LOAN AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT, made as of this 31 day of May, 2000, by and among SCHULTZ SAV-O STORES, INC. ("Borrower"), M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I"), and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar" and, together with M&I, the "Banks"). Unless otherwise indicated, capitalized terms used herein and not defined shall have the meanings assigned thereto in the Loan Agreement described below.

                                   WITNESSETH:

         WHEREAS, Borrower, M&I and Firstar are parties to that certain Loan Agreement dated as of December 3, 1992, as amended by that certain First Amendment to Loan Agreement dated September 23, 1994, that certain Second Amendment to Loan Agreement dated December 17, 1996, that certain Third Amendment to Loan Agreement dated May 14, 1997, and that certain Fourth Amendment to Loan Agreement dated December 31, 1998 (as so amended, the "Loan Agreement"); and

         WHEREAS, Borrower has available a $9,000,000 revolving line of credit facility with M&I and a $7,000,000 revolving line of credit facility with Firstar (collectively, the "Lines of Credit") pursuant to the Loan Agreement; and

         WHEREAS, Borrower and the Banks desire to amend the Loan Agreement to amend the definitions of Maturity Date and Net Earnings Available For Restricted Payments.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1 (b) (Master Notes). The definition of Maturity Date is amended be deleting "April 30, 2001" and inserting in lieu thereof "April 30, 2003".

         2. Amendment to Section 9 (l) (Net Earnings Available For Restricted Payments). The definition of Net Earnings Available For Restricted Payments is amended by restating the definition in its entirety as follows:

         (l) "Net Earnings Available For Restricted Payments" shall mean an amount equal to (i) the sum of (A) $23,263,000, (B) 50% (or minus 100% in the case of a deficit) of Net Earnings for the period (taken as one accounting period) commencing December 29, 1991, and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment, (C) 100% of the tax benefit realized by the Borrower as a result of the exercise by employees of stock options of the Borrower (reflected in the Borrower's Consolidated Statement of Shareholders' Investment as "Exercise of Stock Options" under the heading "Additional Paid-in Capital"), and (D) 100% of the net cash proceeds received by the Company from the issuance or sale of authorized but unissued shares of its Common Stock, but only to the extent of the number of such shares previously acquired in transactions which constituted the making of Restricted Payments, less (ii) the sum of all Restricted Payments made on or after December 29, 1991.

         3. Effective Date. This Amendment shall be effective upon the execution and delivery by Borrower to the Banks of the following:

         (a) This Amendment duly executed by the President and Secretary of Borrower; and

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         (b) A copy of the resolution or resolutions, in form satisfactory to the Banks and their legal counsel, duly adopted by the Board of Directors of Borrower approving this Amendment, certified to be true and correct by the Secretary of Borrower.

         4. Miscellaneous.

         (a) Continuance of Loan Documents. Except as specifically amended by this Amendment, the Loan Agreement and all other instruments, documents and agreements executed and delivered in connection with the Loan Agreement collectively, the "Loan Documents") remain in full force and effect. This Amendment is an amendment and not a novation.

         (b) Representations and Warranties. Customer represents and warrants that the execution, delivery and performance of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action, and do not and will not (a) require any consent or approval of the shareholders of Borrower; (b) violate any provision of the Articles of Incorporation or By-laws of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; (c) require the consent or approval of, or filing of a registration with, any government body, agency or authority; or (d) result in any breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower pursuant to any indenture or other agreement or instrument under which Borrower is a party or by which it or its properties may be bound or affected. Borrower further represents and warrants that this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally. In addition, each of the representations and warranties made by Borrower in the Loan Agreement are true and correct as of the date of this Amendment except for matters permitted or contemplated by the Loan Agreement.

         (c) References. When any Loan Document is referred to in any other Loan Document or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to refer to such Loan Document as amended by this Amendment.

         (d) Expenses and Attorneys' Fees. In accordance with Section 10(f) of the Loan Agreement, Borrower shall pay all fees and expenses incurred by the Banks, including the reasonable fees of counsel, in connection with the preparation of this Amendment, the consummation of the transactions contemplated by this Amendment and the protection or enforcement of the rights of the Banks under the Loan Agreement.

         (e) Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

         (f) Governing Law. This Amendment and the other documents issued pursuant to this Amendment are governed by the laws of the State of Wisconsin without reference to the conflict of law principles of such state.

         (g) Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

         (h) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.



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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment to Loan Agreement as of the day, month and year first above-written.

                   (Signatures continue on the following page)





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                                        SCHULTZ SAV-O STORES, INC.



                                        By:   /s/ James H. Dickelman
                                            ------------------------------------
                                            James H. Dickelman, Chairman,
                                              President and Chief Executive
                                              Officer



                                        Attest:  /s/ Armand C. Go
                                               ---------------------------------
                                               Armand C. Go, Treasurer and Chief
                                                 Accounting Officer



                                        M&I MARSHALL & ILSLEY BANK



                                        By:   /s/ Thomas F. Bickelhaupt
                                            ------------------------------------
                                            Thomas F. Bickelhaupt, Vice
                                             President



                                        FIRSTAR BANK MILWAUKEE, N.A.



                                        By   /s/ Caroline Krider, VP
                                           -------------------------------------
                                            Caroline Krider, Vice President




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